Exhibit 14.1
                             HENNESSY ADVISORS, INC.

                                 SARBANES-OXLEY
               CODE OF ETHICS FOR THE PRINCIPAL EXECUTIVE OFFICER,
          PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER

                           (Adopted February 5, 2003)
       Introduction
       ------------

               All of the officers of Hennessy Advisors, Inc. (the Company) are expected to maintain high ethical standards of conduct and to comply with applicable laws and governmental regulations. Officers include, without limitation, the principal executive officer, principal financial officer, executive vice presidents and the controller (referred to herein as the "Senior Financial Officers"). In this regard, the Company requires all of its officers, including the Senior Financial Officers, to adhere to such other rules, codes and guidelines as the Company may adopt from time to time, including, without limitation, the code of ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940 (collectively, the "Fund Guidelines").

               To deter wrongdoing and to promote honest and ethical conduct; compliance with applicable laws and regulations; avoidance of conflicts of interest; and, full, fair, accurate, timely and understandable disclosure in the Company's public filings and communications, the Company has approved this Sarbanes-Oxley Code of Ethics to codify certain standards to which the Senior Financial Officers will be held accountable and certain specific duties and responsibilities applicable to the Senior Financial Officers. As professional and ethical conduct of the Senior Financial Officers is essential to the proper conduct and success of the Company's business, the Senior Financial Officers must adhere to the standards, duties and responsibilities set forth in this Sarbanes-Oxley Code of Ethics in addition to adhering to the Fund Guidelines. To the fullest extent possible, the Fund Guidelines and this Sarbanes-Oxley Code of Ethics should be read to supplement one another. If there is a conflict between the Fund Guidelines and this Sarbanes-Oxley Code of Ethics, then this Sarbanes-Oxley Code of Ethics will control.

       Code of Ethics
       --------------
       General Standards
       -----------------

               The Company and its Board of Directors will hold each Senior Financial Officer accountable for adhering to and advocating the following standards to the best of his or her knowledge and ability:

               A. Act in an honest and ethical manner, including the avoidance of actual or apparent conflicts of interest between personal and professional relationships;

               B. Comply with all applicable laws, rules and regulations of federal, state and local governments (both United States and foreign) and other applicable regulatory agencies (collectively, the "Laws");

               C. Proactively promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications the Company makes; and

               D. Proactively promote ethical and honest behavior within the Company, including, without limitation, the prompt reporting of violations of, and being accountable for adherence to, this Sarbanes-Oxley Code of Ethics.

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       Specific Duties and Responsibilities
       ------------------------------------

               In adhering to and advocating the standards set forth above, each Senior Financial Officer shall fulfill the following duties and responsibilities to the best of his or her knowledge and ability:

               1. Each Senior Financial Officer shall handle all conflicts of interest between his or her personal and professional relationships in an ethical and honest manner, and shall disclose in advance to the Audit Committee of the Company's Board of Directors ("Audit Committee") the relevant details of any transaction or relationship that reasonably could be expected to give rise to an actual or apparent conflict of interest between the Company and each Senior Financial Officer. The Audit Committee shall thereafter take such action with respect to the conflict of interest as it shall deem appropriate. It is the general policy of the Company that conflicts of interest should be avoided whenever practicable. For purposes of this Sarbanes-Oxley Code of Ethics, a "conflict of interest" will be deemed to be present when an individual's private interest interferes in any way, or even appears to interfere, with the interests of the Company as a whole.

               2. Each Senior Financial Officer will use his or her best efforts to ensure the timely and understandable disclosure of information that, in all material respects, is accurate, complete, objective and relevant in all reports and documents the Company files with, or submits to, the SEC or in other public communications that the Company makes. As part of this undertaking, each Senior Financial Officer will periodically consider the adequacy and effectiveness of the Company's "internal controls" and "disclosure controls and procedures" (as such terms are defined or used in rules proposed or adopted by the SEC).

               3. Each Senior Financial Officer will use his or her best efforts to ensure compliance in all material respects by such Senior Financial Officer and the Company with all applicable Laws.

               4. Each Senior Financial Officer shall respect the confidentiality of information acquired in the course of his or her work and shall not disclose such information, except when the Senior Financial Officer believes he or she is authorized or legally obligated to disclose the information. No Senior Financial Officer may use confidential information acquired in the course of his or her work for his or her personal advantage


               5. No Senior Financial Officer may take or direct or allow any other person to take or direct any action to fraudulently influence, coerce, manipulate or mislead the Company's independent auditing firm.

               6. No Senior Financial Officer may engage the Company's auditing firm to perform audit or non-audit services without the Audit Committee's (or its designee's) pre-approval in accordance with the Audit Committee's charter.

       Reporting Violations
       --------------------

               If any person believes that a Senior Financial Officer has violated this Sarbanes-Oxley Code of Ethics or the Company has or is about to violate a Law, or a Senior Financial Officer believes that he or she is being asked to violate this Sarbanes-Oxley Code of Ethics or any Law in the performance of his or her duties for the Company, then the matter should be promptly reported to the Audit Committee. The Audit Committee will take appropriate steps to maintain the


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       confidentiality of the reporting person's identity, to the extent consistent with the Company's obligations to investigate and remedy the matter and, if appropriate, to report the matter to government officials. Persons may report violations of this Sarbanes-Oxley Code of Ethics on an anonymous basis. No retribution will be taken against a person for reporting, in good faith, a violation or suspected violation of this Sarbanes-Oxley Code of Ethics.

       Interpretation and Enforcement
       ------------------------------

               The Audit Committee is responsible for overseeing the interpretation and enforcement of this Sarbanes-Oxley Code of Ethics. When the Audit Committee considers any matter relating to this Sarbanes-Oxley Code of Ethics, it shall act in executive session.

               Each Senior Financial Officer will be held accountable for his or her adherence to this Sarbanes-Oxley Code of Ethics by the Company's Board of Directors. A Senior Financial Officer's failure to adhere to this Sarbanes-Oxley Code of Ethics will be subject to appropriate disciplinary action, ranging from warnings to possible termination or removal.

               Only the Audit Committee may waive or amend this Sarbanes-Oxley Code of Ethics. All such waivers and amendments must be publicly disclosed in a manner that complies with the requirements of the SEC and other applicable Laws.




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